AMERICAN REALTY CAPITAL TRUST, INC.
FORM OF 2012 OUTPERFORMANCE AWARD AGREEMENT

This 2012 OUTPERFORMANCE AWARD AGREEMENT made as of the date set forth on Schedule A hereto between AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation (the “Company”), its subsidiary AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

The Grantee is an employee of the Company or one of its affiliates and provides services to the Partnership.

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved this and other 2012 outperformance awards (each an “OPP Award”) to provide officers, directors and key employees of the Company or its affiliates, including the Grantee, in connection with their employment or other service relationship, with the incentive compensation described in this Award Agreement (this “Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its affiliates, including the Partnership. OPP Awards were approved by the Committee pursuant to authority delegated to it by the Board. This Agreement evidences one OPP Award (this “Award”) of a series of OPP Awards and is subject to the terms and conditions set forth herein and in the Partnership Agreement (as defined herein).

The Grantee was selected by the Committee to receive this Award and the Committee, effective as of the grant date specified in Schedule A hereto, awarded to the Grantee the participation percentage in the Total Outperformance Pool (as defined herein) set forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1. Administration. This Award and all other OPP Awards shall be administered by the Committee; provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects; and further provided, that the Chief Executive Officer and the Chairman of the Board of the Company shall be entitled to recommend to the Board (or the Committee as applicable) in advance of any OPP Awards (a) future recipients of an OPP Award and (b) the number of LTIP Units to be awarded each such Grantee, subject to the Board’s (or the Committee’s) approval. The Committee shall have the discretionary authority to make all determinations regarding this Award and all other OPP Awards (including, without limitation, the interpretation and construction of this Award and all other OPP Awards and the determination of relevant facts), provided such determinations are made in good faith and are consistent with the purpose and intent of this Award and all other OPP Awards, and provided further that, except as expressly provided herein, no such action shall adversely affect the rights of the Grantee to any accrued and outstanding LTIP Units. Subject to the terms hereof, all decisions made by the Committee shall be final, conclusive and binding on all persons, including the Company and the Grantee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Award or any other OPP Award, and all members of the Board or Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

2. Definitions. As used herein:

“Additional Shares” means (without double-counting), as of a particular date of determination, the sum of (A) the number of shares of Common Stock plus (B) the REIT Shares Amount for all Units (assuming that such Units were converted, exercised, exchanged or redeemed for OP Units as of such date of determination at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to Section 8.4 of the Partnership Agreement as of such date) other than those Units held by the Company, in the case of each (A) and (B), to the extent issued after the Effective Date and on or before such date of determination in a capital raising transaction, in exchange for assets or securities, or upon the acquisition of another entity; provided, that for the avoidance of doubt, this definition of “Additional Shares” shall exclude: (i) shares of Common Stock issued after the Effective Date upon exercise of stock options or upon the exchange (directly or indirectly) of LTIP Units or other Units issued to employees, non-employee directors, consultants, advisors or other persons or entities as incentive or other compensation, (ii) shares of Common Stock awarded after the Effective Date to employees or other persons or entities in exchange for services provided or to be provided to the Company or any of its affiliates, and (iii) all Initial Shares.

“Adjusted Market Cap” means (A) the Company’s Initial Market Cap minus the value of any Buyback Shares repurchased or redeemed since the Effective Date plus the value of any Additional Shares issued after the Effective Date (prorated to reflect the number of days they were outstanding since the Effective Date) with respect to the calculation of (i) the Annual Pool on the First Valuation Date, (ii) the Interim Pool, (iii) the Final Absolute TRS Pool and (iv) the Final Relative TRS Pool, and (B) the Company’s Adjusted Market Cap calculated pursuant to (A) as of the prior Valuation Date minus the value of any Buyback Shares repurchased or redeemed since the prior Valuation Date plus the value of any Additional Shares issued after the prior Valuation Date (prorated to reflect the number of days they were outstanding since the prior Valuation Date) with respect to the calculation of the Annual Pool on the Second Valuation Date and the Final Valuation Date.

“Annual Absolute TRS” means, as of the each Valuation Date and provided the Company’s TRS Percentage exceeds seven percent (7%) for the period commencing on (A) the Effective Date with respect to the First Valuation Date and (B) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date.

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“Annual Pool” means, as of a Valuation Date, an amount equal to up to one percent (1%) of the Company’s Initial Market Cap based on the level of achievement of Annual Absolute TRS and Annual Relative TRS as of such Valuation Date for the period commencing on (A) the Effective Date with respect to the First Valuation Date and (B) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date.

“Annual Relative TRS” means, as of each Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on (A) the Effective Date with respect to the First Valuation Date and (B) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, exceeds the Relative Threshold Amount as of such date; provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the applicable period is six percent (6%) or more, there will be no reduction to Annual Relative TRS for such period; (B) Annual Relative TRS for such period shall be reduced by fifty percent (50%) if such TRS Percentage for the applicable period is zero percent (0%); (C) Annual Relative TRS for such period shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage for the applicable period is between zero percent (0%) and six percent (6%); and (D) Annual Relative TRS for such period shall be reduced by one hundred percent (100%) if the TRS Percentage for the applicable period is below zero percent (0%).

“Award OP Units” has the meaning set forth in Section 7 hereof.

“Award LTIP Units” has the meaning set forth in Section 3 hereof.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Buyback Shares” means (without double-counting), as of a particular date of determination, (A) shares of Common Stock or (B) the REIT Shares Amount for Units (assuming that such Units were converted, exercised, exchanged or redeemed for OP Units as of such date of determination at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to Section 8.4 of the Partnership Agreement as of such date), other than those Units held by the Company, in the case of each (A) and (B), to the extent repurchased by the Company after the Effective Date and on or before such date of determination in a stock buyback transaction or in a redemption of Units for cash pursuant to Section 8.4 of the Partnership Agreement; provided, that for the avoidance of doubt, this definition of “Buyback Shares” shall exclude: (i) shares of Common Stock issued after the Effective Date upon exercise of stock options or upon the exchange (directly or indirectly) of LTIP Units or other Units issued to employees, non-employee directors, consultants, advisors or other persons or entities as incentive or other compensation, and (ii) shares of Common Stock awarded after the Effective Date to employees or other persons or entities in exchange for services provided or to be provided to the Company or any of its affiliates.

“Cause” means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “Cause” is defined therein, the term shall have the meaning set forth therein, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination or such Service Agreement does not define “Cause,” the term shall mean the Grantee’s dismissal upon the occurrence of any of the following events: (i) the conviction of, or a plea of nolo contendere by, the Grantee for the commission of a felony, excluding any felony in connection with the operation of a motor vehicle, (ii) continuing willful failure for ten business days to substantially perform the Grantee’s duties to the Company (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Grantee has not substantially performed the Grantee’s duties; or (iii) willful misconduct by the Grantee (including, but not limited to, breach by the Grantee of terms of any Service Agreement to which the Grantee is a party) that is demonstrably and materially injurious to the Company or its Subsidiaries. In any such case, before termination may be effected, the Grantee shall have the right (accompanied by counsel if he or she so elects) to be present at a meeting of the Board and to present his or her case to the Board.

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“Change of Control” means and includes any of the following events:

(i) any Person is or becomes Beneficial Owner, directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

(ii) the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) 50 percent or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the then outstanding securities of the Company; or

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or

(iv) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company’s Board of Directors, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election a vote of at least a majority of the Incumbent Directors.

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Notwithstanding the foregoing, with respect to any payment pursuant to a Section 409A Covered Award (as defined in Section 4(d)) that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of Common Stock over the fifteen (15) consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Continuous Service” means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, director or consultant. Continuous Service shall not be considered interrupted in the case of: (A) any approved leave of absence; (B) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant; or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Conversion Factor” has the meaning set forth in the Partnership Agreement.

“Disability” means, unless otherwise provided in the Grantee’s Service Agreement (if any), a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Effective Date” means the close of business on [•], 2012.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (A) if such security is admitted to trading on a national securities exchange, the fair market value of such security on any date shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported; and (B) if such security is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a successor quotation system, the fair market value of such security on any such date shall be the average of the highest bid and lowest asked prices for such security on the system on such date on which both the bid and asked prices were reported.

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“Family Member” has the meaning set forth in Section 7 hereof.

“Final Absolute TRS Pool” means, as of the Final Valuation Date and provided the Company’s TRS Percentage exceeds twenty-one percent (21%) for the period commencing on the Effective Date through the Final Valuation Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date.

“Final Relative TRS Pool” means, as of the Final Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on the Effective Date through the Final Valuation Date exceeds the Relative Threshold Amount as of such date; provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the period commencing on the Effective Date through the Final Valuation Date is eighteen percent (18%) or more, there will be no reduction to the Final Relative TRS Pool; (B) the Final Relative TRS Pool shall be reduced by fifty percent (50%) if such TRS Percentage is zero percent (0%); (C) the Final Relative TRS Pool shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage is between zero percent (0%) and eighteen percent (18%); and (D) the Final Relative TRS Pool shall be reduced by one hundred percent (100%) if such TRS Percentage is below zero percent (0%).

“Final Valuation Date” means February 28, 2015.

“First Valuation Date” means February 28, 2013.

“Initial Market Cap” means (A) the per share price of the Company’s Common Stock as of the date on which shares of the Company’s Common Stock are listed on a national securities exchange multiplied by (B) the number of (i) Initial Shares outstanding on such date less (ii) the total number of shares of Common Stock tendered to the Company in connection with the Company’s tender offer that was announced on March 1, 2012, such calculation to be performed by no later than within 30 to 60 days following the completion of such tender offer.

“Initial Shares” means 179,455,412 shares of Common Stock, which includes the sum of (A) all shares of Common Stock outstanding as of the Effective Date (including any vested and nonvested restricted shares of Common Stock issued under any other incentive plan maintained by the Company prior to the Effective Date), plus (B) any shares of Common Stock representing the REIT Shares Amount for all Units outstanding as of the Effective Date (assuming such Units were converted, exercised, exchange or redeemed for OP Units as of the Effective Date at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to Section 8.4 of the Partnership Agreement as of such date) other than Units held by the Company; provided, that for the avoidance of doubt, this definition of “Initial Shares” shall exclude shares of Common Stock issuable upon exercise of stock options or upon the exchange (directly or indirectly) of LTIP Units or other Units issued to employees, non-employee directors, consultants, advisors or other persons or entities as incentive or other compensation.

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“Interim Pool” means, as of the Second Valuation Date, an amount equal to (A) up to two and one-half percent (2½%) of the Company’s Initial Market Cap, less (B) any amount of the Annual Pool earned through the Second Valuation Date, based on the level of achievement of: (x) as of the Second Valuation Date and provided the Company’s TRS Percentage exceeds fourteen percent (14%) for the period commencing on the Effective Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date (“Interim Absolute TSR”), and (y) as of the Second Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on the Effective Date, exceeds the Relative Threshold Amount as of such date (“Interim Relative TRS”); provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the applicable period is twelve percent (12%) or more, there will be no reduction to Interim Relative TRS for such period; (B) Interim Relative TRS for such period shall be reduced by fifty percent (50%) if such TRS Percentage for the applicable period is zero percent (0%); (C) Interim Relative TRS for such period shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage for the applicable period is between zero percent (0%) and twelve percent (12%); and (D) Interim Relative TRS for such period shall be reduced by one hundred percent (100%) if the TRS Percentage for the applicable period is below zero percent (0%).

“LTIP Units” means LTIP Units, as such term is defined in the Partnership Agreement.

“Market Cap” means (A) Initial Market Cap with respect to the calculation of (i) the Annual Pool on the First Valuation Date, (ii) the Interim Pool, (iii) the Final Absolute TRS Pool and (iv) the Final Relative TRS Pool, and (B) Adjusted Market Cap calculated as of the prior Valuation Date with respect to the calculation of the Annual Pool on the Second Valuation Date and the Final Valuation Date.

“Maximum Total Outperformance Pool Amount” means five percent (5%) of the Company’s Initial Market Cap.

“OP Units” has the meaning set forth in the Partnership Agreement.

“Participation Percentage” means, as of a particular date of determination, the percentage set forth opposite such term on Schedule A hereto.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 1, 2012 among the Company, as general partner, and the limited partners who are parties thereto, as amended, restated or supplemented from time to time.

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“Peer Group” means each of the following companies (i) CapLease, Inc.; (ii) Entertainment Properties Trust, Inc.; (iii) Getty Realty Corporation; (iv) Lexington Realty Trust; (v) National Retail Properties, Inc.; and (vi) Realty Income Corporation; provided, that if (A) any of the foregoing companies ceases to exist and the Committee determines that there is no successor to such company or (B) the Committee reasonably determines that any of the forgoing companies is no longer suitable for the purposes of this Agreement, then the Committee in its good faith reasonable discretion shall select for subsequent periods, or if the Committee in its reasonable good faith discretion so determines, for the entire period from the Effective Date to the Valuation Date, a comparable company for purposes of calculating the Relative Baseline.

“Peer Group Return Percentage” means, the total percentage return to stockholders of the Peer Group (A) for the period commencing on the Effective Date and ending on the First Valuation Date with respect to the calculation of Annual Relative TRS for the First Valuation Date, (B) for the period commencing on the day after the prior Valuation Date and ending on the next Valuation Date with respect to calculation of Annual Relative TRS for the Second Valuation Date and the Final Valuation Date and (C) for the period commencing on the Effective Date and ending on the Second Valuation Date and the Final Valuation Date with respect to calculating Interim Relative TRS and Final Relative TRS, respectively; in each case as calculated by a consultant engaged by the Committee and as approved by the Committee in its reasonable discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).

“Qualified Termination” has the meaning set forth in Section 4(b) hereof.

“REIT Shares Amount” has the meaning set forth in the Partnership Agreement.

“Relative Threshold Amount” means an amount equal to (A) the Company’s Market Cap multiplied by (B) the Peer Group Return Percentage.

“Retirement” means: (A) if the Grantee is a party to a Service Agreement immediately prior to such event, the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such event and/or such Service Agreement does not define the term, “Retirement” shall mean the Grantee’s voluntary termination of employment with the Company and its Subsidiaries after attainment of age 65, or attainment of age 62 and completion of twenty (20) years of employment with the Company and/or a Subsidiary.

“Second Valuation Date” means February 28, 2014.

“Securities Act” means the Securities Act of 1933, as amended.

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“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement(s) then in effect between a Grantee and the Company, as amended or supplemented through such date.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Threshold Amount” means an amount equal to (A) with respect to Annual Absolute TRS, seven percent (7%) of the value of the Company’s Adjusted Market Cap for the period commencing on (x) the Effective Date with respect to the First Valuation Date and (y) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, (B) with respect to Interim Absolute TRS, fourteen percent (14%) of the value of the Company’s Adjusted Market Cap for the period commencing on the Effective Date, and (C) with respect to the Final Absolute TRS Pool, twenty-one percent (21%) of the value of the Company’s Adjusted Market Cap for the period commencing on the Effective Date.

“Total Outperformance Pool” means, as of the Final Valuation Date, a dollar amount equal to the algebraic sum of: (A) the Final Absolute TRS Pool, (B) the Final Relative TRS Pool, (C) the Annual Pools determined as of each Valuation Date and (D) the Interim Pool; provided that (i) if the resulting amount is a negative number, the Total Outperformance Pool shall be zero, and (ii) in no event shall the Total Outperformance Pool exceed the Maximum Total Outperformance Pool Amount.

“Total Return” means (without double-counting), as of a particular date of determination, a dollar amount equal to the sum of: (A) the Total Shares as of such date of determination multiplied by the Common Stock Price as of such date, (“Current Market Cap”), minus (B) (x) the Initial Market Cap with respect to the calculation of (i) the Annual Pool on the First Valuation Date, (ii) the Interim Pool, (iii) the Final Absolute TRS Pool and (iv) the Final Relative TRS Pool, and (y) the Adjusted Market Cap calculated as of the prior Valuation Date with respect to the calculation of the Annual Pool on the Second Valuation Date and the Final Valuation Date, plus (C) an amount equal to the sum of the total dividends and other distributions declared between the Effective Date and such date of determination so long as the “ex-dividend” date with respect thereto falls prior to such date of determination (excluding dividends and distributions paid in the form of additional shares of Common Stock or Units), in respect of the Total Shares as of such date of determination (it being understood, for the avoidance of doubt, that such total dividends and distributions shall be calculated by reference to actual securities outstanding as of each record date with respect to each applicable dividend or distribution payment date, and not by multiplying the aggregate amount of distributions paid on one OP Unit that was outstanding as of the Effective Date between the Effective Date and such date of determination by the number of Total Shares as of the date of determination).

“Total Shares” means (without double-counting), as of a particular date of determination, the algebraic sum of: (A) the Initial Shares, plus (B) the Additional Shares, minus (C) all Buyback Shares repurchased or redeemed between the Effective Date and such date of determination.

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“Total OPP Unit Equivalent” has the meaning set forth in Section 3(b)(v) hereof.

“Transactional Change of Control” means (A) a Change of Control described in clause (a) of the definition thereof where the Person makes a tender offer for Common Stock, (B) a Change of Control described in clause (b) of the definition thereof where the Company is not the surviving entity, or (C) a Change of Control described in clause (c) of the definition thereof.

“Transfer” has the meaning set forth in Section 6 hereof.

“TRS Percentage” means the Company’s Total Return divided by the Market Cap, with the result multiplied by 100 and expressed as a percentage.

“Units” means all OP Units and other Partnership Units (as defined in the Partnership Agreement) with economic attributes substantially similar to OP Units as determined by the Committee.

“Valuation Date” means the First Valuation Date, the Second Valuation Date and the Final Valuation Date, as applicable.

3. Outperformance Award.

a. The Grantee is hereby granted an Award, consisting of the number of LTIP Units set forth on Schedule A hereto (the “Award LTIP Units”), which will be subject to (i) forfeiture to the extent provided in this Section 3 and (ii) vesting as provided in Section 3(c) and Section 4 hereof.

b. As soon as practicable following each Valuation Date, but as of such Valuation Date, the Committee will determine the applicable Annual Pool.

c. As soon as practicable following the Second Valuation Date, but as of the Second Valuation Date, the Committee will determine the Interim Pool.

d. As soon as practicable following the Final Valuation Date, but as of the Final Valuation Date, the Committee will:

(i) determine the Final Absolute TRS Pool;

(ii) determine the Final Relative TRS Pool;

(iii) determine the Total Outperformance Pool;

(iv) multiply the Total Outperformance Pool by the Grantee’s Participation Percentage; and

(v) divide the resulting dollar amount by the Common Stock Price calculated as of the Valuation Date (appropriately adjusted to the extent that the Conversion Factor is greater or less than 1.0); the resulting number is hereafter referred to as the “Total OPP Unit Equivalent.”

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Exhibit A hereto sets forth a hypothetical example of the calculation of the Final Absolute TRS Pool, the Final Relative TRS Pool and the Total Outperformance Pool, without regard to the calculation of any Annual Pool or the Interim Pool, based on factual assumptions as of the date of this Agreement. For the avoidance of doubt, Exhibit A is merely illustrative and will not control the determination of the Total OPP Unit Equivalent as of the Final Valuation Date. If the Total OPP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Grantee, as of the Final Valuation Date, the Grantee shall forfeit the number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will have any further rights or interests in the Award LTIP Units that were so forfeited. If the Total OPP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Grantee: (A) the Company shall cause the Partnership to issue to the Grantee, as of the Final Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; and (C) the Company and the Partnership shall take such action as is necessary to accomplish the grant of such additional LTIP Units; provided that such issuance will be subject to the Grantee executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the Total OPP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Grantee, then there will be no change to the number of Award LTIP Units under this Award.

e. If any of the Award LTIP Units have been earned based on performance as provided in Sections 3(b), (c) and (d), subject to Section 4 hereof, the Award LTIP Units shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Grantee must continue through the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:

(i) twenty-five percent (25%) on February 28, 2015;

(ii) twenty-five percent (25%) on February 28, 2016; and

(iii) fifty percent (50%) on February 28, 2017.

To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 3(e), the provisions of Schedule A will govern.

f. Any Award LTIP Units that do not become vested pursuant to Section 3(e) or Section 4 hereof shall, without payment of any consideration by the Partnership automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units.

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4. Termination of Grantee’s Service; Death and Disability; Change of Control.

a. If the Grantee is a party to a Service Agreement and ceases to be an employee of the Company or any of its Subsidiaries or affiliates, the provisions of Sections 4(b) through 4(h) hereof shall govern the treatment of the Grantee’s Award LTIP Units exclusively, unless the Service Agreement contains provisions that expressly refer to this Agreement and provide that those provisions of the Service Agreement shall instead govern the treatment of the Grantee’s Award LTIP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types of terminations of the Grantee’s service relationship with the Company (such as, for example, termination at the end of a term, termination without Cause) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed or vesting occur with respect to this Award other than as specifically provided in this Section 4. In the event an entity ceases to be a Subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for the lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Grantee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 4(h) hereof shall govern the treatment of the Grantee’s Award LTIP Units exclusively.

b. In the event of termination of the Grantee’s Continuous Service by (A) the Company without Cause or failure by the Company to renew a Service Agreement, or (B) the Grantee for “Good Reason” (as defined in the applicable Service Agreement) to the extent that the Grantee is entitled to resign for “Good Reason” in accordance with such Grantee’s Service Agreement (each a “Qualified Termination”) prior to the Final Valuation Date, the calculations provided in Sections 3(b), (c) and (d) hereof shall be performed as of the Valuation Date next following such termination (and if such Valuation Date is not the Final Valuation Date, on the Final Valuation Date as well) as if the Qualified Termination had not occurred and the Grantee shall be entitled to the higher Total OPP Unit Equivalent determined by such calculations and such Total OPP Unit Equivalent shall no longer be subject to forfeiture hereunder, provided that the Grantee will not have the right to Transfer (as defined in Section 6 hereof) his or her Award LTIP Units or request redemption of his or her Award OP Units under the Partnership Agreement until such dates as of which his or her Total OPP Unit Equivalent would have become vested pursuant to Section 3(e) absent a Qualified Termination.

c. In the event of a Qualified Termination after the Final Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to Section 3(d) hereof shall no longer be subject to forfeiture hereunder, provided that the transfer restrictions described in subsection (b) above shall continue to apply.

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d. Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section 4 is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code (a “Section 409A Covered Award”), and the Grantee is a “specified employee” under Section 409A of the Code, any payments to be made during the six-month period commencing on the Grantee’s “separation from service” date (as defined in Section 409A of the Code) shall be delayed until the earlier of the expiration of such six-month period and the Grantee’s death.

e. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death or Disability prior to the Final Valuation Date, the Grantee will not forfeit the Award LTIP Units, but the following provisions of this Section 4(e) shall apply:

(i) the calculations provided in Sections 3(b), (c) and (d) hereof shall be performed as of the Valuation Date next following the Grantee’s death or Disability as if the Grantee’s death or termination due to Disability had not occurred; and

(ii) 100% of the Grantee’s Total OPP Unit Equivalent shall automatically and immediately vest as of the Valuation Date.

f. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death or Disability after the Final Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to Section 3(d) hereof shall vest immediately and automatically.

g. In the event of a termination of the Grantee’s Continuous Service relationship other than by a Qualified Termination or by reason of death or Disability, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Section 3(d) hereof and (ii) are vested pursuant to Section 3(e) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

h. In the event that upon or following a Change in Control the Grantee terminates his or her Continuous Service due to an Adverse Change prior to the Final Valuation Date, the calculations provided in Sections 3(b), (c) and (d) hereof shall be performed as of the Valuation Date next following such termination (and if such Valuation Date is not the Final Valuation Date, on the Final Valuation Date as well) as if such termination of Continuous Service had not occurred and the Grantee shall be entitled to the higher Total OPP Unit Equivalent determined by such calculations and such Total OPP Unit Equivalent shall be deemed to have vested immediately and automatically upon the date of such termination of his or her Continuous Service. If a Valuation Date occurs prior to the occurrence of termination of Continuous Service due to an Adverse Change, all unvested Award LTIP Units that were earned pursuant to the calculations set forth in Sections 3(b), (c) and (d) hereof shall vest immediately and automatically upon the occurrence of the Change of Control. An “Adverse Change” means a substantial adverse change upon or following a Change in Control, not consented to by the Grantee, in the nature or scope of the Grantee’s responsibilities, authorities, powers, functions, or duties from the responsibilities, authorities, powers, functions or duties exercised by the Grantee as of the Effective Date (or as increased following the Effective Date); provided that, the Grantee must: (1) provide written notice to the Company within ninety (90) days of the initial existence of the event constituting an “Adverse Change;” (2) may not terminate his or her Continuous Service unless the Company fails to remedy the event constituting an “Adverse Change” within thirty (30) days after such notice has been deemed given pursuant to this Agreement; and (3) the Grantee must terminate his or her Continuous Service no later than thirty (30) days after the end of the thirty-day period in which the Company fails to remedy the event constituting an “Adverse Change.”

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5. Rights of Award Recipients. The Grantee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date set forth on Schedule A hereto by (a) signing and delivering to the Partnership a copy of this Agreement and (b) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit B). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified on Schedule A hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement.

6. Distributions.

a. The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby.

b. The LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) with respect to any Award LTIP Unit shall be the date as of which such Award LTIP Unit is earned pursuant to Sections 3(b), (c) and (d), subject to Section 4, hereof. In addition, on the date on which any Award LTIP Unit is earned, the Partnership will pay the Grantee, for each Award LTIP Unit earned, an amount in cash equal to the quotient of (i) the per unit amount of all distributions paid with respect to each OP Unit on or after the Effective Date and before the date on which such Award LTIP Unit is earned (other than those with respect to which an adjustment was made pursuant to Section 8 hereof divided by (ii) the Conversion Factor.

c. All distributions paid with respect to Award LTIP Units, both before and after the date on which they were earned, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.

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7. Restrictions on Transfer.

a. Except as otherwise permitted by the Committee in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the OP Units of the Partnership into which such Award LTIP Units may be converted (the “Award OP Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”); provided that vested Award LTIP Units or Award OP Units that have been held for a period of at least two (2) years beginning on the Effective Date may be Transferred to the Grantee’s Family Members (as defined below) by gift or domestic relations order; and provided further that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 7. Additionally, all Transfers of Award LTIP Units or Award OP Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award OP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award OP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award OP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award OP Units. Except as provided in this Section 7, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

b. For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50 percent of the beneficial interest, and a partnership or limited liability company in which these persons (or the Grantee) own more than 50 percent of the voting interests.

8. Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company, (iii) any cash dividend or other distribution to holders of share of Common Stock or OP Units shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Agreement or the LTIP Units to avoid distortion in the value of this Award, the Committee shall make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards. All adjustments made by the Committee shall be final, binding and conclusive.

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9. Miscellaneous.

a. Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification that adversely affects the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him or her. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement and/or to make such changes that do not adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.

b. Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

c. Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

d. Grantee Representations; Registration.

(i) The Grantee hereby represents and warrants that (A) he or she understands that he or she is responsible for consulting his or her own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of this Award may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective Affiliates (as defined in the Partnership Agreement), employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Award LTIP Units are subject to substantial risks; (E) the Grantee has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Grantee has been afforded the opportunity to obtain such additional information as he or she deemed necessary before accepting this Award; and (G) the Grantee has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

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(ii) The Grantee hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award OP Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of Award LTIP Units and Award OP Units are subject to restrictions under the Securities Act and applicable state securities laws; and (C) because of the restrictions on transfer or assignment of Award LTIP Units and Award OP Units set forth in the Partnership Agreement and in this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units covered by this Award for an indefinite period of time.

e. Section 83(b) Election. In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof, the Grantee may elect to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file such election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Effective Date with the IRS Service Center where the Grantee files his or her personal income tax returns, provide a copy of such election to the Partnership, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee. So long as the Grantee holds any Award LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

f. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

g. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.

h. No Obligation to Continue Position as an Employee, Director, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, director, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.

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i. Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 405 Park Avenue, New York, New York, 10022, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

j. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Award LTIP Units or Award OP Units are withheld (or returned), the number of Award LTIP Units or Award OP Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

k. Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

l. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

m. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

n. Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.

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IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the [•] day of [•], 2012.

AMERICAN REALTY CAPITAL TRUST, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP L.P.

By:	American Realty Capital Trust, Inc., its general partner

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

GRANTEE

/s/ Brian D. Jones
Name: Brian D. Jones

[Signature Page to Outperformance Award Agreement]

EXHIBIT A

EXHIBIT B

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of American Realty Capital Operating Partnership L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Section 8.02 titled “Power of Attorney”), and becomes a party to, the Amended and Restated Agreement of Limited Partnership, dated as of March 1, 2012 of American Realty Capital Operating Partnership L.P. as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

___________________________

Name: ______________________

Date: [•], 201[•]

Address of Limited Partner:

___________________________

___________________________

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:
___________________________________________________________________________
(the “Taxpayer”)

Address:
___________________________________________________________________________

Social Security No./Taxpayer Identification No.: ___-__-____
2.	Description of property with respect to which the election is being made: ______ LTIP Units in American Realty Capital Operating Partnership L.P. (the “Partnership”).
3.	The date on which the LTIP Units were transferred is [•], 201[•]. The taxable year to which this election relates is calendar year 2012.
4.	Nature of restrictions to which the LTIP Units are subject:
(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.
(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $[•] per LTIP Unit.
6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
7.	A copy of this statement has been furnished to the Partnership and American Realty Capital Trust, Inc. Dated: _________________________________ Name: ____________________________

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based and performance-based vesting with the final vesting percentage equaling the product of the time-based vesting percentage and the performance-based vesting percentage. Performance-based vesting will be from 0% to 100% based (i) 50% on American Realty Capital Trust, Inc.’s (the “Company’s”) per-share total return to shareholders and (ii) 50% on total return against the total percentage return to stock holders of a specified peer group, in each case for the period from March 1, 2012 to February 28, 2015 (or earlier in certain circumstances). Under the time-based vesting hurdles, twenty-five percent (25%) of the LTIP Units will vest on February 28, 2015, twenty-five percent (25%) of the LTIP Units will vest on February 28, 2016, and the remaining fifty percent (50%) of the LTIP Units will vest on February 28, 2017, provided that the Taxpayer continues his or her service relationship with the Company and the Partnership through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with the Company under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the determination of the performance-based percentage or the passage of time.

SCHEDULE A TO 2012 OUTPERFORMANCE AWARD AGREEMENT

Date of Award Agreement: [•], 2012

Name of Grantee: Brian D. Jones

Participation Percentage:        _____ percent (    %)

Number of LTIP Units Subject to Award: ___________________________

Initials of Company representative: WMK

Initials of the Grantee: BDJ